EXHIBIT 10.7

MEDICALCV, INC.

AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT

No. of shares subject to option:	NQO No.

Date of grant:  April 1, 2005

AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT is entered into effective                          , 2005, by and between MedicalCV, Inc., a Minnesota corporation (the “Company”), and                                                    (the “Optionee”).

•              Optionee has been granted an option to purchase              shares of common stock pursuant to a Non-Qualified Stock Option Agreement, dated August 8, 2005 (the “Option Agreement”).

•              The Company has adopted a policy relative to vesting schedules for stock options to be granted to individual optionees and has agreed to amend the vesting schedule for designated optionees Option Shares.

•              The Compensation Committee of the Company will agree to allow designated option holders to amend options to provide for the vesting of options on the basis of twenty-five percent (25%) of the option shares on the first anniversary of the date of grant, and the remainder of such option vesting quarterly during the three-year period following the date of grant.

•              Optionee agrees and accepts the proposed revised vesting schedule for option shares.

NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the Company and Optionee agree, as follows:

1.             All capitalized terms not otherwise defined herein shall have the meanings defined or set forth in the Option Agreement.

2.             Section 2 of the Option Agreement is hereby amended to read as follows:

Grant of Option and Vesting.  The Company grants to the Optionee, subject to the terms and conditions herein set forth, the right and option to purchase from the Company all or a part of an aggregate of              shares of Stock (the “Shares”) at the purchase price of $0.89 per share (the “Exercise Price”).  The Exercise Price is not less than the fair market value of the Shares on the date of this grant.  Subject to acceleration pursuant to Section 3(e), the Option will become exercisable with respect to the Shares in thirteen (13) installments.  The following table sets forth the initial dates of exercisability of each installment and the number of Shares as to which this Option will become exercisable on such dates:

1

Initial Date of Exercisability	Number of Option Shares Available for Exercise

April 1, 2006	[25.00%]

July 1, 2006	[6.25%]

October 1, 2006	[6.25%]

January 1, 2007	[6.25%]

April 1, 2007	[6.25%]

July 1, 2007	[6.25%]

October 1, 2007	[6.25%]

January 1, 2008	[6.25%]

April 1, 2008	[6.25%]

July 1, 2008	[6.25%]

October 1, 2008	[6.25%]

January 1, 2009	[6.25%]

April 1, 2009	[6.25%]

The foregoing rights to exercise this Option will be cumulative with respect to the optioned Shares.

Upon termination of employment of Optionee prior to full and complete vesting, the unvested portion of this Option shall lapse.  The Option will in all events cease to be exercisable on April 1, 2012.

3.             The remainder of the Option shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and Optionee have executed this Amendment to Option Agreement this              day of                           , 2005.

OPTIONEE	MEDICALCV, INC.

By Susan L. Critzer
Its Chairperson of the Board